      As filed with the Securities and Exchange Commission on March 4, 2002
                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        ---------------------------------


                         AMERICAN BIO MEDICA CORPORATION
             (Exact name of registrant as specified in its charter)



                New York                              14-1702188
   ---------------------------------          ----------------------------
     (State or other jurisdiction             (IRS employer identification
   of incorporation or organization)                     number)



                     122 Smith Road, Kinderhook, NY         12106
             -------------------------------------------- ---------
               (Address of principal executive offices)   (Zip code)



                         AMERICAN BIO MEDICA CORPORATION
                   FISCAL 2001 NON-STATUTORY STOCK OPTION PLAN

                   ------------------------------------------
                              (Full title of plan)



                                 Keith E. Palmer
         Executive Vice President, Chief Financial Officer and Treasurer
                      122 Smith Road, Kinderhook, NY 12106
                     (Name and address of agent for service)



                                 (800)-227-1243
                                  ------------
          (telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         ===============================

--------------------------------------------------------------------------------------------------------------------------
        Title of each class of           Amount to be       Proposed maximum          Proposed maximum        Amount of
     securities to be registered        Registered(1)      offering price per        aggregate offering      registration
                                                                share(4)                  price(4)               fee
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value           1,670,500(2)            $0.85                   $1,419,925            $   131
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value             945,500(3)            $0.91                   $  860,405            $    79
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value             716,000(3)            $0.85                   $  608,600            $    56
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value             378,000(3)            $0.94                   $  355,320            $    33
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value              10,000(3)            $0.89                   $    8,900            $     1
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value             100,000(3)            $1.50                   $  150,000            $    14
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value             100,000(3)            $1.00                   $  100,000            $     9
--------------------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par value              80,000(3)            $0.95                   $   76,000            $     7
--------------------------------------------------------------------------------------------------------------------------
                Totals                  4,000,000                                       $3,579,150            $   330
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), as amended, this Registration Statement also covers, in addition to the number of common shares stated above, an indeterminate number of additional common shares which may become issuable under the American Bio Medica Corporation Fiscal 2001 Nonstatutory Stock Option Plan ("the Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Represents the number of common shares subject to options, which have not yet been granted under the Plan.

(3) Represents the number of common shares issuable upon the exercise of options previously granted under the Plan.

(4) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Act as follows: (i) in the case of common shares subject to options that have not yet been granted, the fee is calculated based upon the average of the high and low price per common share on February 28, 2002, as reported on the Nasdaq SmallCap Market and (ii) in the case of common shares issuable upon the exercise of stock options previously granted, the fee is calculated based upon the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428 (b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 (the "Registration Statement") of American Bio Medica Corporation, a New York corporation (the "Registrant") covers 4,000,000 common shares of the Registrant's common stock, par value $0.01 per share ("Common Shares").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001 filed with the Commission on August 13, 2001;

     (2) The Amendment to the Registrant's Annual Report on Form 10-KSB/A filed with the Commission on December 21, 2001, amending its Annual Report for the fiscal year ended April 30, 2001;

     (3) The Second Amendment to the Registrant's Annual Report on Form 10-KSB/A filed with the Commission on January 29, 2002, amending its Annual Report for the fiscal year ended April 30, 2001;

     (4) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 2001 and October 31, 2001 filed with the Commission on September 14, 2001 and December 17, 2001 respectively;

     (5) The Amendment to the Registrant's Quarterly Report on Form 10-QSB/A filed with the Commission on December 21, 2001, amending its Quarterly Report for the quarter ended July 31, 2001;

     (6) The Registrant's Proxy Statement for its Fiscal 2002 Annual Meeting of Shareholders filed on Schedule 14A with the Commission on August 27, 2001;

     (7) The Registrant's Current Reports filed on Form 8-K filed with the Commission on October 5, 2001, October 9, 2001, October 12, 2001, December 12, 2001, February 7, 2002 and February 13, 2002; and

     (8) The Registrant's Registration Statement on 10-SB filed with the Commission on November 21, 1996 registering the Common Shares under
          Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in the Registration Statement or in any document incorporated or deemed to be incorporated by reference in the Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of; or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for that portion of the settlement amount and expenses as the court deems proper.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or when authorized by (i) such certificate of incorporation or by-laws; (ii) a resolution of shareholders; (iii) a resolution of directors; or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit No.      Description
        -----------      -----------
           3.4           Second Amendment to Certificate of Incorporation
           3.6           Fifth Amendment to Certificate of Incorporation
           5             Opinion of Tuczinski, Cavalier, Burstein & Collura
           23.1          Consent of Richard A. Eisner & Company, LLP
           23.2          Consent of Tuczinski, Cavalier, Burstein & Collura
                         (contained in Exhibit 5).
           24            Power of attorney
           99            Fiscal 2001 Non-Statutory Stock Option Plan

Item 9. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 (the "Securities Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (b) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Kinderhook, State of New York on March 4, 2002


                                   AMERICAN BIO MEDICA CORPORATION
                                  (Registrant)

                                  By: /s/ Keith E. Palmer
                                      ----------------------
                                      Keith E. Palmer
                                      Executive Vice President Finance,
                                      Chief Financial Officer & Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 4, 2002 by the following persons in the capacities indicated:

          Signature                                    Title
-------------------------------          --------------------------------------

             *                           Chairman of the Board, Chief Executive
-------------------------------          Officer and President
Gerald Moore

             *                           Executive Vice President & Director
-------------------------------
 Stan Cipkowski

             *                           Secretary & Director
 ------------------------------
 Edmund Jaskiewicz

             *                           Director
 ------------------------------
 Denis M. O'Donnell, M.D.

             *                           Director
 ------------------------------
 Robert L. Aromando, Jr.

 /s/ Keith E. Palmer                     Executive Vice President, Finance
 ------------------------------          Chief Financial Officer and
 Keith E. Palmer                         Treasurer


*By: /s/ Keith E. Palmer
     ---------------------------
     Keith E. Palmer
     Attorney-in-fact

Index to Exhibits



  Exhibit No.                        Description                        Page No.
  -----------                        -----------                        --------
  3.4           Second Amendment to Certificate of Incorporation*          --

  3.6           Fifth Amendment to Certificate of Incorporation**          --

  5             Opinion of Tuczinski, Cavalier, Burstein & Collura          9

  23.1          Consent of Richard A. Eisner & Company, LLP                10

  23.3          Consent of Tuczinski, Cavalier, Burstein & Collura          9
                (contained in Exhibit 5)

  24            Power of attorney                                          11

  99            Fiscal 2001 Non-Statutory Stock Option Plan***             --

---------------------------
  * Previously filed as an exhibit to the Registrant's Registration Statement on Form 10-SB filed with the Commission on July 23, 1996 and incorporated herein by reference.

  ** Previously filed as the exhibit number listed to the Registrant's Registration Statement on Form SB-2 filed on May 20, 1998 and incorporated herein by reference.

  *** Previously filed as part of the Company's Proxy Statement for its Fiscal 2001 Annual Meeting and incorporated herein by reference